T. ALAN OWEN & ASSOCIATES, P. C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                               TELEFAX
(817) 460-4498                                                   (817) 795-0154
(817) 461-6079 -- Metro
                                   May 4, 2001


The Board of Directors
INVVISION CAPITAL, INC.
2515 Tarpley Road
Suite 100
Carrollton, Texas 75006

         RE:  INVVISION CAPITAL, INC. Employee Benefit and Stock Option Plan

Gentlemen:

         I have acted as counsel to INVVISION CAPITAL, INC. (the "Company") in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 2,000,000 shares (the "Shares") of the Company's $0.001 par value Common Stock, pursuant to the INVVISION CAPITAL, INC. Employee Benefit and Stock Option Plan (the "Plan").

         As counsel to the Company, I have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. I have also examined the Company's Certificate of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings, and the records relating to the authorization, sale, and issuance of the Shares, and such other documents and matters of law as I deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is my opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid, and nonassessable.

         I hereby consent to the use of this opinion in the Registration Statement.

                                                      Sincerely,

                                                      /s/ T. Alan Owens
                                                      -----------------
                                                      T. Alan Owen

TAO/jac

Inv Capital-Form S-8 Opin L1 (M-3)